UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2021

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Coromar Drive, Goleta, CA		93117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation and Reclassification

On December 27, 2021, Raymond Huggenberger notified Inogen, Inc. (the “Company”) that he intends to resign from the Board of Directors (the “Board”) and the Compliance Committee of the Board (the “Compliance Committee”), in each case effective as of December 29, 2021. Mr. Huggenberger’s resignation is not the result of any disagreement with the Company relating to the Company’s operations, policies, or practices.

In connection with Mr. Huggenberger’s decision to resign as a director, the Board, effective December 29, 2021, resolved to reallocate a Class I director (with a term expiring at the Company’s 2024 annual meeting of stockholders) to Class III (with a term expiring at the 2023 annual meeting of stockholders).  Accordingly, effective December 29, 2021, Kristen Miranda, age 59, stepped down as a Class I director and was immediately reappointed to the Board as a Class III director. Concurrently, the number of Class I seats was reduced by one to two seats and the size of the Board was reduced to seven.  In connection with such resignation and reclassification, Ms. Miranda was re-appointed and confirmed as a member of the Compensation Committee of the Board (the “Compensation Committee”) and Compliance Committee and Elizabeth Mora, an existing member of the Compliance Committee, was appointed as the Chairperson of the Compliance Committee.  As Ms. Miranda’s resignation and reappointment were effected solely to maintain the size of each class as nearly equal in number as possible, her service on the Board is deemed to have continued uninterrupted without any break in service.  Effective December 28, 2021, Dr. Heath Lukatch also stepped down as Chairperson of the Board and Ms. Mora was appointed to replace him.  Dr. Lukatch will remain as a member of the Board and Compensation Committee.

Raymond Huggenberger Consulting Agreement

In connection with Mr. Huggenberger’s resignation from the Board, the Company and Mr. Huggenberger entered into a consulting agreement, effective as of December 29, 2021 (the “Huggenberger Consulting Agreement”), which provides that Mr. Huggenberger will provide consulting and advisory services to the Company for a period of two (2) years. As consideration for the services to be provided under the Huggenberger Consulting Agreement, the Company will pay Mr. Huggenberger $4,550 per month for the term of the Huggenberger Consulting Agreement and Mr. Huggenberger will continue to vest in his Company equity awards according to their terms for the term of the Huggenberger Consulting Agreement.

The summary of the Huggenberger Consulting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Huggenberger Consulting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On December 30, 2021, the Company issued a press release announcing the resignation of Mr. Huggenberger and the appointment of Ms. Mora as Chairperson of the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.1	Consulting Agreement by and between the Company and Raymond Huggenberger, effective December 29, 2021.
99.1	Press Release dated December 30, 2021.
104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

Date: December 30, 2021	By:	/s/ Nabil Shabshab
Nabil Shabshab Chief Executive Officer and President